Exhibit 99.1

Alarm.com Reports Second Quarter 2019 Results

-- Second quarter SaaS and license revenue increased 16.0% year-over-year to $82.3 million --
-- Second quarter total revenue increased 16.4% year-over-year to $121.7 million --
-- Second quarter GAAP net income of $13.8 million, compared to $10.7 million for the second quarter of 2018 --
-- Second quarter non-GAAP adjusted EBITDA of $27.7 million, compared to $23.4 million for the second quarter of 2018 --

TYSONS, VA., August 8, 2019 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2019. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2019 and increased its revenue guidance for the full year of 2019.

“We are pleased to report solid financial results for the second quarter," said Steve Trundle, President and CEO of Alarm.com. "Our global base of service provider partners continues to lead the market with the full range of Alarm.com’s connected property solutions in both the residential and commercial markets.”

Second Quarter 2019 Financial Results as Compared to Second Quarter 2018

•	SaaS and license revenue increased 16.0% to $82.3 million, compared to $71.0 million. SaaS and license revenue includes software license revenue of $11.0 million, compared to $10.2 million.

•	Total revenue increased 16.4% to $121.7 million, compared to $104.5 million.

•	GAAP net income was $13.8 million, or $0.27 per diluted share, compared to $10.7 million, or $0.22 per diluted share.

•
GAAP and non-GAAP results include a $3.3 million reversal of an impairment charge on a promissory note recorded in the fourth quarter of 2018 resulting in a reduction in general and administrative expense due to a payment received from a hardware supplier.

•	Non-GAAP adjusted EBITDA increased to $27.7 million, compared to $23.4 million.

•	Non-GAAP adjusted net income increased to $19.9 million, or $0.40 per diluted share, compared to $16.8 million or $0.34 per diluted share.

Balance Sheet and Cash Flow

•
Total cash and cash equivalents increased to $150.9 million as of June 30, 2019, compared to $146.1 million as of December 31, 2018. Cash and cash equivalents includes a payment of $7.4 million received in the second quarter of 2019 related to a promissory note with a hardware supplier.

•
For the quarter ended June 30, 2019, cash flows from operations was $22.9 million and free cash flow was $21.3 million, compared to cash flows from operations of $11.7 million and free cash flow of $8.6 million for the quarter ended June 30, 2018.

Recent Business Highlights

•
Won ESX Innovation Awards: Alarm.com’s Smart Signal and Enterprise Access Control earned industry awards for innovation. Enterprise Access Control was selected by judges for its streamlined management of employee access for multi-site businesses. Smart Signal was chosen in the consumer mobile apps category for helping expedite emergency responses as well as reducing false alarms.

•
Introduced New Connected Devices: Alarm.com expanded its integration with industry leading security panels to enable service providers to deliver Alarm.com’s services to a broader range of residential and commercial customers. The new panels include flagship products with touch-screen capabilities from Nortek, DSC, Interlogix and Qolsys. For the U.S. market, all of the security panels in Alarm.com’s ecosystem now offer LTE dual-path communications gateways. Alarm.com also added Z-Wave Plus devices from Cooper Eaton and Leviton to expand its selection of automation and lighting hardware with brands recognized in the home builder industry.

•
Enhanced Smarter Access Control: Alarm.com introduced a new controller device and expansion module to enable service providers to support larger installations of Smarter Access Control solution with less hardware. Alarm.com’s service providers can now offer a cost-effective solution to larger properties with more doors. The new devices also make larger access control installations easier and more efficient.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2019 and is increasing its revenue guidance for the full year 2019.

For the third quarter of 2019:

•	SaaS and license revenue is expected to be in the range of $83.7 million to $83.9 million.

For the full year of 2019:

•	SaaS and license revenue is expected to be in the range of $333.2 million to $333.7 million.

•	Total revenue is expected to be in the range of $460.2 million to $465.7 million, which includes anticipated hardware and other revenue in the range of $127.0 million to $132.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $101.0 million to $103.0 million.

•	Non-GAAP adjusted net income is expected to be in the range of $70.0 million to $71.0 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.5 million weighted average diluted shares outstanding, non-GAAP adjusted net income is expected to be $1.39 to $1.41 per diluted share.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2019 financial results and its outlook for the third quarter and full year of 2019. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 8, 2019. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 16, 2019 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 4994317. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the continued success of the Company’s service provider partners and the Company’s future financial performance for the third quarter and full year 2019. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s ability to retain service provider partners and residential and commercial subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2019 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
SaaS and license revenue	$82,334	$70,968	$162,389	$138,956
Hardware and other revenue	39,326	33,520	71,606	58,288
Total revenue	121,660	104,488	233,995	197,244
Cost of revenue:
Cost of SaaS and license revenue	12,665	11,027	24,990	21,833
Cost of hardware and other revenue	31,891	25,461	58,516	43,032
Total cost of revenue	44,556	36,488	83,506	64,865
Operating expenses:
Sales and marketing	15,631	14,612	28,859	25,434
General and administrative	13,872	18,119	33,084	34,281
Research and development	28,418	21,521	54,914	41,898
Amortization and depreciation	5,138	5,238	10,366	10,263
Total operating expenses	63,059	59,490	127,223	111,876
Operating income	14,045	8,510	23,266	20,503
Interest expense	(786)	(751)	(1,607)	(1,423)
Other income, net	850	420	1,702	816
Income before income taxes	14,109	8,179	23,361	19,896
Provision for / (benefit from) income taxes	313	(2,554)	555	(1,352)
Net income	13,796	10,733	22,806	21,248
Income allocated to participating securities	—	(1)	—	(4)
Net income attributable to common stockholders	$13,796	$10,732	$22,806	$21,244

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.29	$0.23	$0.47	$0.45
Diluted	$0.27	$0.22	$0.45	$0.43
Weighted average common shares outstanding:
Basic	48,388,696	47,439,311	48,281,068	47,333,435
Diluted	50,283,990	49,497,088	50,244,384	49,406,444

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales and marketing	$471	$319	$851	$554
General and administrative	1,781	1,481	3,048	2,509
Research and development	3,168	1,744	5,787	3,150
Total stock-based compensation expense	$5,420	$3,544	$9,686	$6,213

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$150,851	$146,061
Accounts receivable, net	60,021	49,510
Inventory, net	23,895	22,990
Other current assets	33,724	9,502
Total current assets	268,491	228,063
Property and equipment, net	29,774	27,757
Intangible assets, net	72,181	79,067
Goodwill	63,591	63,591
Deferred tax assets	29,579	28,952
Operating lease right-of-use assets	27,745	—
Other assets	14,060	13,555
Total assets	$505,421	$440,985
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$61,297	$58,430
Accrued compensation	11,810	13,484
Deferred revenue	3,560	3,356
Operating lease liabilities	6,549	—
Total current liabilities	83,216	75,270
Deferred revenue	7,420	7,820
Long-term debt	65,000	67,000
Operating lease liabilities	35,503	—
Other liabilities	1,854	13,306
Total liabilities	192,993	163,396
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019 and December 31, 2018.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,481,967 and 48,103,038 shares issued; and 48,481,390 and 48,102,081 shares outstanding as of June 30, 2019 and December 31, 2018, respectively.	485	481
Additional paid-in capital	353,131	341,139
Accumulated deficit	(41,188)	(64,031)
Total stockholders’ equity	312,428	277,589
Total liabilities and stockholders’ equity	$505,421	$440,985

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2019	2018
Net income	$22,806	$21,248
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	460	57
Reserve for product returns	(44)	174
Provision for notes receivable	(3,319)	—
Amortization on patents and tooling	334	512
Amortization and depreciation	10,366	10,263
Amortization of debt issuance costs	54	54
Amortization of operating lease right-of-use assets	2,938	—
Deferred income taxes	(627)	(1,338)
Stock-based compensation	9,686	6,213
Disposal of property and equipment	—	285
Changes in operating assets and liabilities:
Accounts receivable	(10,927)	(12,150)
Inventory	(905)	(541)
Other current and non-current assets	(4,709)	(9,492)
Accounts payable, accrued expenses and other current liabilities	(2,604)	1,110
Deferred revenue	(196)	(707)
Operating lease liabilities	(604)	—
Other liabilities	158	(484)
Cash flows from operating activities	22,867	15,204
Cash flows used in investing activities:
Additions to property and equipment	(5,708)	(6,131)
Issuances or purchases of notes receivable	(20,061)	—
Receipt of payment on notes receivable	7,400	—
Cash flows used in investing activities	(18,369)	(6,131)
Cash flows from financing activities:
Repayments of credit facility	(2,000)	(2,000)
Repurchases of common stock	—	(1)
Issuances of common stock from equity based plans	2,292	2,558
Cash flows from financing activities	292	557
Net increase in cash and cash equivalents	4,790	9,630
Cash and cash equivalents at beginning of the period	146,061	96,329
Cash and cash equivalents at end of the period	$150,851	$105,959

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA:
Net income	$13,796	$10,733	$22,806	$21,248
Adjustments:
Interest expense and other income, net	(64)	331	(95)	607
Provision for / (benefit from) income taxes	313	(2,554)	555	(1,352)
Amortization and depreciation expense	5,138	5,238	10,366	10,263
Stock-based compensation expense	5,420	3,544	9,686	6,213
Litigation expense	3,112	6,117	8,649	9,388
Total adjustments	13,919	12,676	29,161	25,119
Adjusted EBITDA	$27,715	$23,409	$51,967	$46,367

Adjusted net income:
Net income, as reported	$13,796	$10,733	$22,806	$21,248
Provision for / (benefit from) income taxes	313	(2,554)	555	(1,352)
Income before income taxes	14,109	8,179	23,361	19,896
Adjustments:
Less: Other income, net	(850)	(420)	(1,702)	(816)
Amortization expense	3,403	3,797	6,934	7,617
Stock-based compensation expense	5,420	3,544	9,686	6,213
Litigation expense	3,112	6,117	8,649	9,388
Non-GAAP adjusted income before income taxes	25,194	21,217	46,928	42,298
Income taxes [1]	(5,291)	(4,456)	(9,855)	(8,883)
Non-GAAP adjusted net income	$19,903	$16,761	$37,073	$33,415

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2019 and 2018. The 21.0% effective tax rate for each of the three and six months ended June 30, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$13,796	$10,732	$22,806	$21,244
Provision for / (benefit from) income taxes	313	(2,554)	555	(1,352)
Income attributable to common stockholders before income taxes	14,109	8,178	23,361	19,892
Adjustments:
Less: Other income, net	(850)	(420)	(1,702)	(816)
Amortization expense	3,403	3,797	6,934	7,617
Stock-based compensation expense	5,420	3,544	9,686	6,213
Litigation expense	3,112	6,117	8,649	9,388
Non-GAAP adjusted income attributable to common stockholders before income taxes	25,194	21,216	46,928	42,294
Income taxes [1]	(5,291)	(4,456)	(9,855)	(8,882)
Non-GAAP adjusted net income attributable to common stockholders	$19,903	$16,760	$37,073	$33,412

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted net income per share:
Net income per share - basic, as reported	$0.28	$0.23	$0.47	$0.45
Provision for / (benefit from) income taxes	0.01	(0.05)	0.02	(0.02)
Income before income taxes	0.29	0.18	0.49	0.43
Adjustments:
Less: Other income, net	(0.02)	(0.01)	(0.04)	(0.02)
Amortization expense	0.07	0.08	0.14	0.16
Stock-based compensation expense	0.11	0.07	0.20	0.13
Litigation expense	0.07	0.13	0.18	0.20
Non-GAAP adjusted income before income taxes	0.52	0.44	0.97	0.90
Income taxes [1]	(0.11)	(0.09)	(0.20)	(0.19)
Non-GAAP adjusted net income per share - basic	$0.41	$0.36	$0.77	$0.71

Non-GAAP adjusted net income per share - diluted	$0.40	$0.34	$0.74	$0.68

Weighted average common shares outstanding:
Basic, as reported	48,388,696	47,439,311	48,281,068	47,333,435
Diluted, as reported	50,283,990	49,497,088	50,244,384	49,406,444

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2019 and 2018. The 21.0% effective tax rate for each of the three and six months ended June 30, 2019 and 2018 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Free cash flow:
Cash flows from operating activities	$24,054	$11,684	$22,867	$15,204
Additions to property and equipment	(2,746)	(3,084)	(5,708)	(6,131)
Non-GAAP free cash flow	$21,308	$8,600	$17,159	$9,073